Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Avnet, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-39530, 333-94957 and 333-107474 on Form S-3, Nos. 333-58852, 333-36970 and 333-86721 on Form S-4, and Nos. 2-96800, 33-29475, 33-43855, 033-64765, 333-17271, 333-45735, 333-55806, 333-00129, 333-45267, 333-89297 and 333-101039 on Form S-8, of Avnet, Inc. of our report dated August 7, 2003, with respect to the consolidated balance sheets of Avnet, Inc. and subsidiaries as of June 27, 2003 and June 28, 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended, and the related financial statement schedule for the years ended June 27, 2003 and June 28, 2002, which report appears in the June 27, 2003 annual report on Form 10-K of Avnet, Inc.

Our report dated August 7, 2003 states that the consolidated financial statements and financial statement schedule of Avnet, Inc. and subsidiaries for the year ended June 29, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements and financial statement schedule, before the revisions described in Notes 6 and 16 to the consolidated financial statements in their report dated August 14, 2001. As described in Note 6, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of June 30, 2001. In our opinion, the disclosures for fiscal year 2001 in Note 6 are appropriate. As described in Note 16, the Company allocated goodwill to its reportable segments previously presented as corporate assets during the year ended June 27, 2003, and accordingly, the amounts relating to the fiscal years ending 2002 and 2001 segment financial information have been restated to conform to the fiscal year 2003 presentation. We audited the adjustments that were applied to restate the disclosures for reportable segments reflected in the fiscal year 2001 financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the fiscal year 2001 consolidated financial statements of Avnet, Inc. and subsidiaries other than with respect to such adjustments.

/s/ KPMG LLP

Phoenix, Arizona
September 11, 2003